UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

Univest Financial Corporation
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Forms, Schedule of Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

14 North Main Street, P.O. Box 197
Souderton, Pennsylvania 18964
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Univest Financial Corporation (the “Corporation”), dated March 13, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.
THE NOTICE SHOULD BE READ WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 22, 2020
TO THE HOLDERS OF COMMON STOCK:
NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Univest Financial Corporation has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 22, 2020 at 9:00 a.m., local time. However, due to the public health concerns regarding the coronavirus (COVID-19) and the restrictions on in-person gatherings and to support the health and well-being of our employees, directors and shareholders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the annual meeting if you were a shareholder as of the close of business on February 14, 2020 or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the annual meeting, you must go online to www.virtualshareholdermeeting.com/UVSP2020 and enter the control number found on your proxy card. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote as promptly as possible by one of the methods described in the proxy card you previously received for the Annual Meeting. That proxy card will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
By Order of the Board of Directors,
WILLIAM S. AICHELE, Chairman

MEGAN DURYEA SANTANA, Esq., Secretary
April 8, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2020
This Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2019 Annual Report to Shareholders (which is not a part of the proxy soliciting material) are available at www.ProxyVote.com.